UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 13, 2013

Clovis Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35347	90-0475355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2525 28th Street, Suite 100 Boulder, Colorado		80301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 625-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2013, the Board of Directors (the “Board”) of Clovis Oncology, Inc. (the “Company”) increased the number of members of the Board from eight (8) to nine (9). In addition, the Board filled the vacancies created by the foregoing increase and the resignation from the Board of John Reed by electing Ginger L. Graham and Dr. Keith Flaherty to serve as members of the Board, as Class III directors, effective immediately.

Ms. Graham and Dr. Flaherty will participate in the non-executive director compensation arrangements described in the Company’s 2013 proxy statement. Under the terms of those arrangements, they are each entitled to receive a $40,000 annual cash retainer and an annual grant of options. Further, as new directors, each has received a one-time initial grant of options to purchase 27,587 shares of common stock, with one-third of the grant vesting on each of the first three annual anniversaries of the date of grant. In addition, the Company has entered into indemnification agreements with each of Ms. Graham and Dr. Flaherty.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders (the “Annual Meeting”) of the Company was held on June 13, 2013. At the Annual Meeting, the shareholders of the Company voted on the following two proposals and cast their votes as described below.

Proposal One

The individuals listed below were elected at the Annual Meeting to serve a three-year term on the Board, as Class II directors.

	For	Withheld	Broker Non-Votes
Brian G. Atwood	20,593,295	18,649	2,632,043
James C. Blair, Ph.D.	20,572,698	39,246	2,632,043
Paul H. Klingenstein	20,593,278	18,666	2,632,043

Proposal Two

Proposal two was a management proposal to ratify the appointment of Ernst & Young LLP as auditors of the Company for fiscal year 2013, as described in the proxy materials. This proposal was approved.

For	Against	Abstained
23,240,887	3,100	0

Item 9.01 Financial Statements And Exhibits.

(d)     Exhibits.

Number and Description

10.1	Indemnification Agreement, dated as of June 13, 2013, between Clovis Oncology, Inc. and Ginger L. Graham.

10.2	Indemnification Agreement, dated as of June 13, 2013, between Clovis Oncology, Inc. and Keith Flaherty.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOVIS ONCOLOGY, INC.

June 14, 2013	By:	/s/ Erle T. Mast
	Name:	Erle T. Mast
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Indemnification Agreement, dated as of June 13, 2013, between Clovis Oncology, Inc. and Ginger L. Graham.

10.2	Indemnification Agreement, dated as of June 13, 2013, between Clovis Oncology, Inc. and Keith Flaherty.